EXHIBIT 10.35

Stock Option

Granted by

Investors Bancorp, Inc.
under the
Investors Bancorp, Inc. 2015 Equity Incentive Plan

This option (“Option”) is and shall be subject in every respect to the provisions of 2015 Equity Incentive Plan, as amended from time to time (the “Plan”), of Investors Bancorp, Inc. (the “Company”), which is incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan is available for review at the offices of the Company and a copy of the Plan has been provided to each person granted an Option pursuant to the Plan. The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee (“Committee”) or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Capitalized terms used herein but not defined shall have the same meaning as in the Plan.
1.Name of Participant: __________
2.Date of Grant: __________
3.Total number of shares of Company common stock, $0.01 par value (“Common Stock”) that    may be acquired pursuant to this Option: __________
(subject to adjustment pursuant to Section 10 below).
•This is an Incentive Stock Option (“ISO”) to the maximum extent permitted under Code Section 422(d). Only $100,000 worth of options may qualify as ISOs in any calendar year, based on when the options are first exercisable (i.e., when they become vested; see vesting schedule below).
•Number of Incentive Stock Options:
•Number of Non-qualified Options:
4.Exercise price per share: $_____
(subject to adjustment pursuant to Section 10 below)
5.Expiration Date of Option: _________
This Option may not be exercised at any time on or after the Option’s expiration date.
6.Vesting Schedule. Except as otherwise provided in this Agreement, this Option becomes vested and exercisable, subject to the Option’s expiration date, as follows.
Vesting will automatically accelerate pursuant to Section 2.9 of the Plan (in the event of death or Disability or Involuntary Termination following a Change in Control).
7.     Exercise Procedure.
7.1Delivery of Notice of Exercise. This Option shall be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:
•Cash or personal, certified or cashier’s check in full/partial payment of the purchase price.
•Stock of the Company in full/partial payment of the purchase price (either actually or constructively by attestation).

•By a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any minimum required tax withholding).
•By selling shares from the Option shares through a broker in full/partial payment of the purchase price and any tax withholding from such exercise.
•Other property deemed acceptable by the Committee.
•Any combination of the above.
7.2    “Fair Market Value” shall have the meaning set forth in Section 8.1(t) of the Plan.
8.    Delivery of Shares.

8.1    Delivery of Shares. Delivery of shares of Common Stock upon the exercise of this Option shall be subject to the following:
(i)    Delivery of shares of Common Stock shall comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(ii)    The issuance of shares of Common Stock pursuant to the exercise of this Option may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

9.    Change in Control.

9.1    In the event of an Involuntary Termination of Service (as defined in Section 8.1(x) of the Plan) within twenty-four (24) months after a Change in Control, all Options held by the Participant will become fully vested and exercisable as set forth in Section 4.1 of the Plan, subject to the expiration provisions otherwise applicable to the Option.

9.2A “Change in Control” shall be deemed to have occurred as provided in Section 4.2 of the Plan.
10.    Adjustment Provisions.
10.1    This Option, including the number of shares subject to the Option and the exercise price, shall be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.
11.    Termination of Option and Accelerated Vesting.
11.1 This Option shall terminate upon the Option’s expiration date, or earlier as follows:
(a)Death. This Option shall vest and become exercisable in full in the event of the Participant’s Termination of Service by reason of the Participant’s death. This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one year from the date of death, subject to termination on the expiration date of this Option, if earlier.
(b)Disability. This Option shall vest and become exercisable in full in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one year from the date of such Termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.
(c)Retirement. Vested Options may be exercised for a period of three (3) months from the date of Termination of Service by reason of Retirement, subject to termination on the Option’s expiration date, if earlier. Non-vested Options will be forfeited and cancelled on the date of Termination of Service by reason of Retirement. “Retirement” shall have the meaning set forth in Section 8.1(ff) of the Plan.

(d)Termination for Cause. If the Participant’s Service has been terminated for Cause, this Option shall immediately terminate and be of no further force and effect.
(e)Other Termination. If the Participant’s Service terminates for any reason other than death, Disability or for Cause, this Option may thereafter be exercised, to the extent it was vested at the time of such Termination of Service, for a period of three (3) months following such Termination of Service, subject to termination on the Option’s expiration date, if earlier. Non-vested Options will be forfeited and cancelled on the date of Termination of Service.
(f)Incentive Stock Option Treatment. No Option shall be eligible for treatment as an incentive stock option in the event such Option is exercised more than three (3) months following Termination of Service, or one year following Termination of Service due to death or Disability and provided further, in order to obtain incentive stock option treatment for Options exercised by heirs or devisees of a Participant, the Participant’s death must have occurred while employed or within three (3) months after Termination of Service.
12.    Miscellaneous.
12.1    No Option shall confer upon the Participant thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights. Specifically, Options do not include any voting or dividend rights.
12.2    Except as provided in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
12.3    Except as otherwise provided by the Committee, ISOs under the Plan are not transferable except (1) as designated by the Participant by will or by the laws of descent and distribution, (2) to a trust established by the Participant, or (3) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, that in the case of a transfer described under (3), the Option will not qualify as an ISO as of the day of such transfer. The Committee has the discretion to permit the transfer of vested Options (other than ISOs), provided, however, that such transfers shall be limited to Immediate Family Members of the Participant, trusts and partnerships established for the primary benefit of such family members or charitable organizations, and that such transfers are not made for any consideration paid to the Participant.
12.4    This Option shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.
12.5 This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof.
12.6     The granting of this Option does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.
Investors Bancorp, Inc.
___________________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing option and agrees to the terms and conditions hereof, including the terms and provisions of the 2015 Equity Incentive Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s 2015 Equity Incentive Plan.
Participant
___________________________________________

EXHIBIT A
NOTICE OF EXERCISE OF STOCK OPTIONS
(BY EMPLOYEES)

Name of Participant:
I hereby exercise the stock option (the “Option”) granted to me by Investors Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the Investors Bancorp, Inc. 2015 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $_________ per share.
Enclosed please find (check one):
___    Cash, personal, certified or cashier’s check in the sum of $_______, in full payment of the purchase price.
___    Stock of the Company with a fair market value of $______ in full payment of the purchase price.*
___    My check in the sum of $_______ and stock of the Company with a fair market value of $______, in full payment of the purchase price.*
___    Please sell ______ Shares from my Option Shares through a broker in full/partial payment of the purchase price.
I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.
I hereby represent that it is my intention to acquire these shares for the following purpose:
___    investment            ___    resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: _________________        _________________________________________
Participant’s signature

*    If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

EXHIBIT B
ACKNOWLEDGMENT OF RECEIPT OF STOCK OPTION SHARES

Name of Participant:

I hereby acknowledge the delivery to me by Investors Bancorp, Inc. (the “Company”) or its affiliate on of ____________________shares of common stock of the Company purchased by me pursuant to the terms and conditions of the Stock Option Agreement and the Investors Bancorp, Inc. 2015 Equity Incentive Plan, as applicable, which shares were transferred to me on the Company’s stock record books on ____________________.

Date:___________________________________________    ___________________________________________
Participant’s signature